Exhibit 99.1

Energy Focus Announces 1-for-5 Reverse Stock Split

SOLON, Ohio, June 9, 2020 -- Energy Focus, Inc. (Nasdaq: EFOI), a leader in advanced LED lighting and lighting control technologies, today announced that the Company will effect a 1-for-5 reverse stock split of its common stock on June 11, 2020. The Company’s common stock is expected to begin trading on a split-adjusted basis on The Nasdaq Capital Market at the market open on June 12, 2020.

The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. The reverse stock split was approved by the Company's stockholders at the Company’s Annual Meeting of Stockholders held on December 17, 2019 to be affected at the Board’s discretion within approved parameters. The specific ratio was subsequently approved by the Company's Board on June 2, 2020. As a result of the reverse stock split, every five pre-split shares of common stock outstanding will become one share of common stock. The reverse stock split reduces the number of shares of the Company’s outstanding common stock from approximately 15.9 million shares to approximately 3.2 million shares, subject to adjustment due to the payment of cash in lieu of fractional shares. The reverse stock split also applies to common stock issuable upon the exercise of the Company’s outstanding warrants and stock options.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares will receive cash equal to the resulting fractional interest in one share of the Company’s common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Company’s common stock on June 10, 2020 (as adjusted to give effect to the reverse stock split). Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, regarding their stock ownership post-split. All other questions can be directed to Broadridge Corporate Issuer Solutions, Inc. at (800) 733-1121.

Additional information about the reverse stock split will be available in the Company’s Current Report on Form 8-K, which it expects to file with the Securities and Exchange Commission (SEC) on or about June 11, 2020. A copy of the report will be also available in the Investor Relations section of the Company’s website at www.energyfocus.com.

The trading symbol for the Company’s common stock will remain “EFOI.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 29268T409.

About Energy Focus:

Energy Focus is an industry-leading innovator of sustainable LED lighting and lighting control technologies. As the creator of the first flicker-free LED products on the U.S. market, Energy Focus products provide extensive energy and maintenance savings, and aesthetics, safety, health and sustainability benefits over conventional lighting. Our patent-pending EnFocus™ lighting control platform enables existing and new buildings to provide quality, convenient and affordable dimmable and color tunable Human-Centric Lighting (HCL). Our customers include U.S. and foreign navies, U.S. federal, state and local governments, healthcare and educational institutions, as well as Fortune 500 companies.

Since 2007, Energy Focus has installed approximately 900,000 lighting products across U.S. Navy fleet, including TLEDs, waterline security lights, explosion-proof globes and berth lights, saving more than five million gallons of fuel and 300,000 man-hours in lighting maintenance annually. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.

Forward Looking Statements:
32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts, including, without limitation, statements regarding the timing of the reverse stock split and the date on which we expect our common stock to begin trading on The Nasdaq Capital Market on a split-adjusted basis. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future events and that actual results may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) disruptions in the U.S. and global economy and business interruptions resulting from the recent coronavirus (“COVID-19”) health pandemic outbreak and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; (ii) our need for additional financing in the near term to continue our operations; (iii) our liquidity and refinancing demands; (iv) our ability to obtain refinancing or extend maturing debt; (v) our ability to continue as a going concern for a reasonable period of time; (vi) our ability to implement plans to increase sales and control expenses; (vii) our reliance on a limited number of customers for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (viii) our ability to increase sales by adding new customers to reduce the reliance of our sales on a smaller group of customers, and the long sales-cycle that our product requires; (ix) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (x) the timing of large customer orders, significant expenses and fluctuations between demand and capacity as we invest in growth opportunities; (xi) our ability to compete effectively against companies with lower cost structures or greater resources, or more rapid development efforts, and new competitors in our target markets; (xii) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors;(xiii) market acceptance of LED lighting technologies and products; (xiv) our ability to attract and retain qualified personnel, and to do so in a timely manner; (xv) the impact of any type of legal inquiry, claim, or dispute; (xvi) general economic conditions in the United States and in other markets in which we operate or secure products; (xvii) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as the funding resources of our other customers in the public sector and commercial markets; (xviii) the possible impact on our military maritime customers and their ability to honor the timing for existing orders or place future orders due to COVID-19 breakouts amongst personnel that might impact the use of ships in service; (xix) business interruptions resulting from geopolitical actions, including war and terrorism, natural disasters, including earthquakes, typhoons, floods and fires or from health epidemics or pandemics or other contagious outbreaks; (xx) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; (xxi) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xxii) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xxiii) any delays we may encounter in making new products available or fulfilling customer specifications; (xxiv) any flaws or defects in our products or in the manner in which they are used or installed; (xxv) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xxvi) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xxvii) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements and currency fluctuations, including tariffs and other potential barriers to international trade; and (xxviii) our ability to remediate a significant deficiency, maintain effective internal controls and otherwise comply with our obligations as a public company and under Nasdaq listing standards.

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Investor Contact:

Cameron Donahue
(651) 653-1854
ir@energyfocus.com
32000 Aurora Road, Solon, OH 44139  • www.energyfocus.com  • 800.327.7877